Exhibit 5(b)


                               Thelen Reid & Priest LLP
                                 40 West 57th Street
                               New York, NY 10019-4097



                                                New York, New York
                                                September 30, 1998




             Northwest Natural Gas Company
             220 N.W. Second Avenue
             Portland, Oregon  97209

             Ladies and Gentlemen:

                       With respect to the Registration Statement on
             Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by Northwest Natural Gas Company (the "Company") for the registration under the Securities Act of 1933, as amended ("Securities Act"), of $100,000,000 aggregate principal amount of Secured Medium-Term Notes, Series B ("Secured Notes") and Unsecured Medium-Term Notes, Series B ("Unsecured Notes")(the Secured Notes and the Unsecured Notes are hereinafter collectively referred to as the "Notes") to be issued by the Company, and for the qualification under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), of the Company's Mortgage and Deed of Trust, as supplemented ("Mortgage"), under which the Secured Notes are to be issued, and the Company's Indenture ("Indenture") under which the Unsecured Notes are to be issued, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

                  2. All action necessary to make the Notes legally issued and valid and binding obligations of the Company will have been taken when:

                       (a)  the Company's Registration Statement on
                            Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act and a supplement or supplements to the Prospectus constituting a part of the Registration Statement specifying certain details with respect to the offering or offerings of the Notes shall have been filed with the Commission, and the Mortgage and the Indenture shall have been qualified under the Trust Indenture Act; and

                       (b)  the Notes shall have been appropriately
                            issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above, the authorizing resolutions of the Board of Directors of the Company and the orders of the Public Utility Commission of Oregon and the Washington Utilities and Transportation Commission relating to the Notes.

                       We are members of the New York Bar and do not
             hold ourselves out as experts on the laws of any other state. As to all matters of Oregon and Washington law, we have relied upon an opinion of even date herewith addressed to you by Mark S. Dodson, Esq., which is filed as Exhibit 5(a) to the Registration Statement.

                       We hereby consent to the use of this opinion as
             an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the Commission thereunder.

                                           Very truly yours,


                                           /s/ Thelen Reid & Priest LLP

                                           THELEN REID & PRIEST LLP